Exhibit 10.1

EXCHANGE RIGHTS AGREEMENT

This Exchange Rights Agreement (this “Agreement”) is made and entered into as of October 8, 2004 by and among Globo Comunicações e Participações S.A., a Brazilian sociedade anônima (“Globo”), The News Corporation Limited, an Australian corporation (“News”), and The DIRECTV Group, Inc., a Delaware corporation (“DIRECTV”).

RECITALS

A.           Globo, News and DIRECTV are parties to that certain Participation Agreement, dated as of the date hereof (the “Participation Agreement”);

B.           The Participation Agreement provides that upon the occurrence of an Exchange Triggering Event (as defined below), Globo will have the right to exercise the Exchange Rights (as defined below); and

C.           The Parties desire to enter into this Agreement in order to set forth the terms, conditions and procedures that are applicable to the exercise of the Exchange Rights by Globo.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the Parties, intending to be legally bound hereby, agree as follows:

AGREEMENTS

ARTICLE 1

DEFINITIONS

1.1 Definitions

.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“ADRs” means American Depositary Receipts issued under the terms of the Deposit Agreement to evidence ADSs.

“ADSs” means American Depositary Shares of News, each of which as of the date hereof represent four News Shares.

“Affiliate” has the meaning set forth in Annex A to the Participation Agreement.

“Agreement” has the meaning provided in the preamble to this Agreement.

“ANATEL” means the Agencia Nacional de Telecomunicações.

“ANATEL Approval” means, with respect to a Transaction, any approval by ANATEL of such Transaction set forth on Schedule 4.1.3.2 and Schedule 5.1.4.2.

“Applicable Period” has the meaning set forth in Section 3.2.1.

“Bank” has the meaning set forth in Section 3.2.2.1.

“Banks’ Materials Discussion” has the meaning set forth in Section 3.2.2.2(b).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Sao Paulo, Brazil are required or authorized to be closed.

“Cash Exchange Shares Number” means a number of Exchange Shares equal to (i) the number of Exchange Shares set forth in the Exchange Notice multiplied by (ii) a fraction, the numerator of which is the cash portion of the Exchange Consideration and the denominator of which is the total Exchange Consideration.

“Closing” means the closing of the transactions contemplated by the Combination Agreement.

“Combination Agreement” means that certain Brazil Business Combination Agreement, dated as of the date hereof, by and among Globo, News, DIRECTV, DIRECTV Latin America, LLC and GLA Brasil Ltda.

“Company” means Sky Brasil Serviços Ltda., a Brazilian sociedade limitada, and any successors thereto.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Governmental Authority or other Person.

“Control” (including the terms “controlled by,” “controlling” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such Person which such Person Controls.

“Custodian” means Citicorp Nominees Pty Limited or any successor thereto.

“Deposit Agreement” means, with respect to ADSs representing preferred limited voting shares of News,  the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among News, the Depositary and the holders from time to time of ADRs, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of September 8, 2004, and, with respect to ADSs representing ordinary shares of News, the Amended and Restated Deposit Agreement, dated as of October 29, 1996, among News, the Depositary and the holders from time to time of ADRs, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of September 8, 2004, and as otherwise amended, restated and/or supplemented from time to time.

“Depositary” means Citibank, N.A., as the Depositary pursuant to the Deposit Agreement.

“DIRECTV” has the meaning set forth in the preamble to this Agreement.

“DIRECTV Stock” means the common stock of DIRECTV.

“Due Diligence List” has the meaning set forth in Section 3.2.2.2(a).

“Exchange” has the meaning set forth in Section 2.2.

“Exchange Closing” has the meaning set forth in Section 7.1.

“Exchange Closing Date” has the meaning set forth in Section 7.1.

“Exchange Consideration” has the meaning set forth in Section 2.3.

“Exchange Notice” means a written notice delivered by a Relevant Holder or Relevant Holders to the Exchangor in accordance with Section 2.1.2 stating the election of such Relevant Holder(s) to exercise its or their respective Exchange Rights, which notice shall include the number of Exchange Shares to be exchanged and, as provided in Section 3.2.1, whether an Exchangor Proposed Value is requested in connection therewith, and which notice shall constitute, upon delivery, an irrevocable offer by such Relevant Holder(s) to exchange the Exchange Shares upon the terms and subject to the conditions set forth in this Agreement and in the Participation Agreement.

“Exchange Notice Date” has the meaning set forth in Section 3.2.2.1.

“Exchange Rights” means the right to exchange Exchange Shares for Exchange Consideration in accordance with the terms of this Agreement.

“Exchange Shares” means that certain number of shares or quotas or rights to receive quotas pursuant to Adiantamentos para Futuro Aumento de Capital or, to the extent vested, other rights to receive shares or quotas of the Company held by a Relevant Holder that are the subject of an Exchange under an Exchange Notice.

“Exchange Triggering Event” means the satisfaction or waiver of conditions to the exercise of an Exchange Right, as described in the provisions of the Participation Agreement referenced in Section 2.1.1.

“Exchangor” means (i) News, provided that if News and its Controlled Affiliates shall have transferred the entire aggregate interest in the Company held by them to DIRECTV (or any Controlled Affiliate thereof) in compliance with Section 4.1 of the Participation Agreement, “Exchangor” shall mean DIRECTV (and not News) and (ii) for purposes of the representations and warranties made by Exchangor in Article 5 as of the date hereof (but not for purposes of the representations and warranties made by Exchangor in Article 5 as of any other date, including the Exchange Closing Date, and not for purposes of any bringdown of representations contemplated pursuant to Section 7.4.2, all of which shall apply only to the then current Exchangor pursuant to clause (i) above), Exchangor shall mean each of News and DIRECTV.

“Exchangor Designee” means the Brazilian Affiliate of Exchangor that holds, directly, equity of the Company.

“Exchangor Higher Valuation” has the meaning set forth in Section 3.2.2.5(b).

“Exchangor Lower Valuation” has the meaning set forth in Section 3.2.2.5(b).

“Exchangor Proposed Value” has the meaning set forth in Section 3.2.1.

“Exchangor Proposed Value Notice” has the meaning set forth in Section 3.2.1.

“Exchangor Stock” means (i) DIRECTV Stock if DIRECTV is the Exchangor or (ii) News Stock if News is the Exchangor.

“Existing Confidentiality Agreements” has the meaning set forth in Annex A to the Participation Agreement.

“Globo” has the meaning set forth in the preamble to this Agreement.

“Globo Group” means Globo, its Controlled Affiliates and, for so long as Globo and TV Globo S.A. are under common Control, TV Globo S.A. and its Controlled Affiliates.

“Globo Monetization” has the meaning set forth in Annex A to the Participation Agreement.

“Governmental Approval” means any Consent of any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality, any federal, state or municipality or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

“Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Lien” means any lien, pledge, claim, voting agreement, voting trust, proxy agreement, security interest, restriction, possessory interest, conditional sale or other title retention agreement, right of first refusal, encumbrance and other burden, option, limitation or restriction of any kind.

“Materials” has the meaning set forth in Section 3.2.2.2(b).

“Materials Delivery Date” has the meaning set forth in Section 3.2.2.2(b).

“News” has the meaning set forth in the preamble to this Agreement.

“News Parent” means, following any reorganization in which a company organized in the United States becomes the ultimate parent of News and its Controlled Affiliates, the parent entity of the News group of companies, which has a primary listing on the New York Stock Exchange.

“News Shares” means ordinary shares of News or preferred limited voting ordinary shares of News, as News determines in its sole discretion.

“News Stock” means, as News determines in its sole discretion, (i) News Shares and/or (ii) ADSs; or, upon the transfer to News Parent of all of News’ rights and obligations under the Participation Agreement (in compliance with Section 10.7(d) thereof) and this Agreement (as permitted by Section 8.7), the analogous classes of stock of News Parent listed on the New York Stock Exchange.

“Opinion Date” has the meaning set forth in Section 3.2.2.3.

“Parties” means the parties to this Agreement.

“Participation Agreement” has the meaning set forth in the recitals to this Agreement.

“Pending Conditions” has the meaning set forth in Section 2.5(ii).

“Permitted Liens” means any Liens arising under any Transaction Agreement or restrictions on transfer arising under applicable securities laws promulgated by any Governmental Authority in the United States, Brazil or Australia.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, investment fund, Governmental Authority or other entity.

“PPQ” means the final price per Exchange Share determined in accordance with Article 3.

“Put Notice” has the meaning set forth in Section 6.1.2(a).

“Put Right” has the meaning set forth in Section 6.1.2(a).

“Registration Period” has the meaning set forth in Section 6.1.1.

“Registration Rights Agreement” means (i) with respect to Exchangor Stock that is News Stock, the Registration Rights Agreement by and between Globo and News to be entered into in accordance with the terms of this Agreement substantially in the form attached hereto as Annex 1 and (ii) with respect to Exchangor Stock that is DIRECTV Stock, the Registration Rights Agreement by and between Globo and DIRECTV to be entered into in accordance with the terms of this Agreement substantially in the form attached hereto as Annex 2.

“Registration Rights Notice” has the meaning set forth in Section 6.1.1(b).

“Registration Rights Period” has the meaning set forth in Section 6.1.1(b).

“Relevant Holder” means any member of the Globo Group holding Exchange Shares and any permitted assignee thereof in connection with a Globo Monetization.

“Restricted Securities Letter Agreement” means a letter agreement substantially in the form of Exhibit A-1 (with respect to ADSs representing preferred limited voting shares of News) or Exhibit A-2 (with respect to ADSs representing ordinary shares of News) to be entered into on the Exchange Closing Date regarding any ADSs to be issued pursuant to this Agreement.

“Second Phase Event” has the meaning set forth in Section 3.2.1.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

“Start Date” has the meaning set forth in Section 3.2.2.1.

“Stock Exchange Shares Number” means a number of Exchange Shares equal to (i) the number of Exchange Shares set forth in the Exchange Notice multiplied by (ii) a fraction, the numerator of which is the Exchange Stock portion of the Exchange Consideration and the denominator of which is the total Exchange Consideration.

“Taxes” has the meaning set forth in Annex A to the Participation Agreement.

“Third Bank” has the meaning set forth in Section 3.2.2.5(c).

“Third Bank Materials Discussion” has the meaning set forth in Section 3.2.2.5(d).

“Third Bank Valuation” has the meaning set forth in Section 3.2.2.5(e).

“Transaction” has the meaning set forth in Section 7.2.

“Transaction Agreements” has the meaning set forth in Annex A to the Participation Agreement.

“USD Final Value of the Exchange Shares” means the product of multiplying the PPQ by the number of Exchange Shares.

“Valuation” has the meaning set forth in Section 3.2.2.3.

“Weighted Average Price” means the weighted average closing price of the applicable security on the principal securities exchange on which such security is traded for the 20 consecutive trading days ending on the fifth trading day prior to the Exchange Closing Date (or if such closing price is not expressed in U.S. Dollars, (i) if expressed in Reais, the U.S. Dollars equivalent converted at the average of the buy and sell exchange rates listed as PTAX 800, option 5, published by the Central Bank of Brazil or (ii) otherwise, the U.S. Dollars equivalent calculated at the exchange rate quoted in The Wall Street Journal, in each case on such fifth day prior to the Exchange Closing Date).

ARTICLE 2

THE EXCHANGE; THE EXCHANGE CONSIDERATION

2.1 Exchange Rights.

2.1.1 Exchange Rights.  The Exchange Rights shall be effective (and exercisable by the applicable Relevant Holder(s)) subject to and as provided in either Section 1.3(b)(i) or Section 1.4 of the Participation Agreement.

2.1.2 Exercise Notice.  At any time after the occurrence of an Exchange Triggering Event, any Relevant Holder(s) may deliver to Exchangor an Exchange Notice covering all or a portion of the Exchange Shares, provided that the first exercise of Exchange Rights must be made with respect to a number of Exchange Shares equal to at least 50% of the quotas in the Company held by the Relevant Holders at that time and any other exercise must be for the remainder.  Exchange Rights may only be exercised (i) an aggregate of two times, which exercises may not be within 24 months of each other, and (ii) on or prior to January 1, 2014.  Notwithstanding anything to the contrary in this Agreement, no attempted exercise of Exchange Rights shall constitute an “exercise” of such rights hereunder unless and until an Exchange Closing occurs as a result of such attempted exercise and the applicable Relevant Holder(s) have received the benefit of such Exchange Closing.

2.2 The Exchange.  Upon the terms and subject to the conditions of this Agreement, at the Exchange Closing, the applicable Relevant Holder(s) shall (i) to the extent that the Exchange Consideration consists of Exchangor Stock, exchange, assign and deliver to the Exchangor a number of Exchange Shares equal to the Stock Exchange Shares Number, and in exchange for such Exchange Shares, the Exchangor shall issue and deliver to the applicable Relevant Holder(s) such Exchangor Stock, and (ii) to the extent that the Exchange Consideration consists of cash, exchange, assign and deliver to the Exchangor Designee a number of Exchange Shares equal to the Cash Exchange Shares Number, and in exchange for such Exchange Shares, the Exchangor Designee shall pay to the applicable Relevant Holder(s) such cash (the “Exchange”).

2.3 The Exchange Consideration

.  (a) Subject to Section 2.5, the consideration for the Exchange shall consist of, at the Exchangor’s sole option, any one or any combination of (i) cash and/or (ii) freely tradable (subject to Permitted Liens) and marketable shares of Exchangor Stock, in any case with an aggregate value that, subject to Section 2.3(b), is equal to the USD Final Value of the Exchange Shares (the “Exchange Consideration”).  Any cash portion of the Exchange Consideration shall be paid in Reais in accordance with Section 2.6.  Exchangor shall give Globo written notice of its determination hereunder no later than five Business Days after receipt of the Exchange Notice, provided that Exchangor may, if Exchangor had previously determined that all or part of the Exchange Consideration would consist of Exchangor Stock, on or prior to the second Business Day prior to the reasonably anticipated Exchange Closing Date, provide Globo written notice that the Exchange Consideration shall instead consist solely of cash.  To the extent that the Exchange Consideration is comprised of Exchangor Stock, the price per share of the Exchangor Stock shall be equal to the Weighted Average Price of the Exchangor Stock.

(b) If the Exchange Triggering Event that permitted the delivery of an Exchange Notice was the satisfaction or waiver of conditions to the exercise of the Exchange Rights pursuant to the proviso set forth in Section 1.4(c)(iii) of the Participation Agreement, then notwithstanding Section 2.3(a), the Exchange Consideration for the related Exchange shall have an aggregate value that is equal to ninety percent (90%) of the UDS Final Value of the Exchange Shares.

2.4 The Exchangor Stock as Consideration

.  If the Exchange Consideration consists only of Exchangor Stock, the number of shares of Exchangor Stock to be exchanged shall be equal to the USD Final Value of the Exchange Shares, or if Section 2.3(b) applies, ninety percent (90%) of the USD Final Value of the Exchange Shares, divided by the Weighted Average Price of the Exchangor Stock.  If the Exchange Consideration consists of cash and Exchangor Stock, the number of shares of Exchangor Stock to be exchanged shall be equal to the quotient resulting from dividing (i) the USD Final Value of the Exchange Shares, or if Section 2.3(b) applies, ninety percent (90%) of the USD Final Value of the Exchange Shares, minus the cash portion of the Exchange Consideration by (ii) the Weighted Average Price of the Exchangor Stock.

2.5 Change to Exchange Consideration

.  Notwithstanding Exchangor's determination pursuant to Section 2.3 that all or a portion of the Exchange Consideration with respect to a Transaction shall be Exchangor Stock, the Exchange Consideration with respect to such Transaction shall consist solely of cash in the event that either:

(i) each of the conditions set forth in Article 7 has been satisfied or waived (other than as set forth in (y) or (z) of this clause) and (y) Exchangor fails to deliver such Exchangor Stock in connection with the Exchange Closing (assuming that the Exchange Shares would be delivered at such Exchange Closing in accordance with this Agreement) or (z) Exchangor fails to execute and deliver the Registration Rights Agreement in accordance with Section 6.2; or

(ii) any condition or conditions set forth in Article 7 to either Party’s obligation to consummate a Transaction have not been satisfied or waived (the “Pending Conditions”) and such Pending Conditions would have been satisfied or waived (assuming the Parties comply with this Agreement) if Exchangor had instead determined that the Exchange Consideration with respect to such Transaction should consist solely of cash, provided that this Section 2.5(ii) shall not apply unless and until any Governmental Approval by a Governmental Authority in Brazil set forth or required to be forth on Schedule 4.1.3.2 or Schedule 5.1.4.2 has been obtained and provided further that this Section 2.5(ii) shall not otherwise apply for so long as Globo is in breach in any material respect of Section 8.3 of the Participation Agreement (as such section applies to this Agreement) with respect to any Pending Conditions and such breach has not been cured.

2.6 Payment in Reais

.  If any portion of the Exchange Consideration consists of cash, Exchangor shall cause Exchangor Designee to pay such cash in Reais at the Exchange Closing, and, in connection with arranging for such payment to be made, Exchangor shall (i) transfer to Exchangor Designee an amount equal to such cash portion of the Exchange Consideration, by means of a foreign exchange agreement (contrato de câmbio), through a Commercial Bank located in Brazil, duly authorized to exchange the U.S. Dollars amount into Reais, (ii) use its commercially reasonable efforts to maximize the aggregate amount of Reais received by Exchangor Designee in connection with such transfer and (iii) conduct such transfer as Globo shall reasonably require.  Any costs, fees or Taxes (excluding income, gain or similar taxes) incurred solely with respect to such transfer by means of the execution of a foreign exchange agreement (contrato de câmbio) shall be borne by Globo.

ARTICLE 3

THE EXCHANGE SHARES; VALUATION

3.1 Listed Exchange Shares

.  If the Exchange Shares will have been listed on a major stock exchange for at least 25 consecutive trading days immediately prior to the reasonably anticipated Exchange Closing Date, the PPQ shall be deemed to be the Weighted Average Price of the Exchange Shares.

3.2 Non-Listed Exchange Shares.

3.2.1 Exchangor Proposed Value

.  If Section 3.1 does not apply, Globo shall have the right in the Exchange Notice to request in writing from the Exchangor a reasonable, good faith estimate in U.S. Dollars of the price per-quota or per-share as of the Exchange Notice Date, as applicable, of the Exchange Shares (the “Exchangor Proposed Value”).  The Exchangor Proposed Value shall be based as to information regarding the Company upon information then available to the Exchangor and shall be delivered in writing to Globo by the Exchangor no later than five Business Days from the date of receipt of Globo’s request (the “Exchangor Proposed Value Notice”).  If within five Business Days of the receipt by Globo of the Exchangor Proposed Value Notice (the “Applicable Period”) (i) Globo accepts the Exchangor Proposed Value by written notice to Exchangor, such value shall be deemed to be the PPQ or (ii) the Parties agree on any other value for the Exchange Shares, such value shall be deemed to be the PPQ.  If within the Applicable Period Globo rejects the Exchangor Proposed Value or does not deliver to Exchangor a written response to the Exchangor Proposed Value, the Parties shall comply with the procedures set forth in Section 3.2.2 below (the “Second Phase Event”).

3.2.2 Third Party Valuation.

3.2.2.1 Selection of Banks

.  Within three Business Days after (i) the date Exchangor is in receipt of the Exchange Notice (the “Exchange Notice Date”) or (ii) if Globo has requested an Exchangor Proposed Value pursuant to Section 3.2.1, the date on which a Second Phase Event first occurs, each of Globo and the Exchangor shall appoint an investment bank of recognized international standing in the field of media and telecommunications (each, a “Bank”) to appraise the value of the Exchange Shares as of the date of the Exchange Notice (the date by which such investment bank must be appointed, the “Start Date”).

3.2.2.2 Due Diligence.

  (a)           Within three Business Days after the Start Date, representatives of the Banks for each Party shall meet and, not later than the sixth Business Day following the Start Date, the Banks shall present an agreed upon list of documents and data (including any recent valuations of the Company) to the Company (the “Due Diligence List”).  The Due Diligence List shall include, among other things, documents and data relating to the business and historical financial results of the Company and its Controlled Affiliates, its and their direct-to-home market, sources of funding, trends in subscriber growth and five-year projections.

(b)           Within five Business Days after receipt of the Due Diligence List, Exchangor shall cause the Company to (i) provide all of the documents and data requested under the Due Diligence List, to the extent such documents and data are reasonably available (the “Materials”), to each of the Banks and the Parties (the “Materials Delivery Date”) and (ii) designate in writing one Business Day (which shall be within five Business Days of the Materials Delivery Date), on which the Banks and the Parties shall have an opportunity to meet collectively with senior management of the Company to ask questions and discuss the Materials (the “Banks’ Materials Discussion”).

3.2.2.3 Preparation and Delivery of Valuations

.  Not later than 20 Business Days after the Start Date, each Bank shall prepare and deliver to the Parties its written opinion as to the enterprise value of the Company as of the date of the Exchange Notice, which shall be stated in U.S. Dollars, on a per share or per quota basis and which shall be in accordance with Section 3.2.2.4 and based as to information regarding the Company solely on the Materials and the Banks’ Materials Discussion (each, a “Valuation”).  The earliest date on which the Parties shall have received both Valuations shall be deemed to be the opinion date (the “Opinion Date”).

3.2.2.4 Valuations

.  Any Valuation shall assume that (a) all indemnification obligations, if any, then owed to the Company or any of its Controlled Affiliates pursuant to the Participation Agreement (including as set forth in Section 10.2(d) thereof) or the Combination Agreement have been satisfied in full, whether or not such obligations have been satisfied, except with respect to any such indemnification obligations of Globo that Globo has not satisfied in accordance with the applicable agreement (including as permitted under Section 10.2(d) of the Participation Agreement) and (b) the number of issued and outstanding quotas or shares of the Company is such number as should have been issued and outstanding if the Company and its quotaholders are and have been in compliance with Section 4.4 through 4.6 of the Second Amended and Restated Quotaholders Agreement, dated as of the date hereof, of the Company (as amended, restated or supplemented from time to time), whether or not the Company and its quotaholders have so complied.

3.2.2.5 The Banks’ Final Value

.  (a)           If the higher of the Valuations is less than 110% of the lower Valuation, then the average of the Valuations shall be deemed to be the PPQ.

(b)           If the higher of the Valuations is 110% or more than the lower Valuation and the lower Valuation is provided by the Bank selected by the Exchangor (the “Exchangor Lower Valuation”), Globo shall have the right to accept the Exchangor Lower Valuation plus 5%, in which case the PPQ shall be deemed to be equal to 105% of the Exchangor Lower Valuation.  If the higher of the Valuations is 110% or more than the lower Valuation and the higher Valuation is provided by the Bank selected by the Exchangor (the “Exchangor Higher Valuation”), Globo shall have the right to accept the Exchangor Higher Valuation, in which case the PPQ shall be deemed to be equal to the Exchangor Higher Valuation.  Globo shall make its election by written notice to Exchangor under this clause (b) within two Business Days of the Opinion Date.

(c)           If  Globo does not accept in writing any of the alternatives set forth in clause (b) above, representatives of each of the Banks shall, within three Business Days of the Opinion Date, jointly appoint in writing an investment bank from Schedule 3.2.2.5 that has not represented any of the Parties or their Affiliates during the 24 months immediately preceding the date of such appointment (the “Third Bank”).  Upon the date of selection of the Third Bank, the Third Bank shall be furnished with the Materials and the Valuations.

(d)           Not later than five Business Days after the Opinion Date, for a period of one Business Day, the Company shall provide the Third Bank and the Parties with an opportunity to meet with senior management of the Company to ask questions and discuss the Materials (the “Third Bank Materials Discussion”).

(e)           Not later than the 12th Business Day after the Opinion Date, the Third Bank shall prepare and deliver a written opinion as to the enterprise value of the Company as of the date of the Exchange Notice to the Parties (the “Third Bank Valuation”).  In connection therewith, the Parties shall instruct the Third Bank in writing that its valuation shall (i) be based as to information regarding the Company solely upon the Materials and the Third Bank Materials Discussion, (ii) be stated in U.S. Dollars and expressed on a per share or quota basis and (iii) identify an enterprise value of the Company that is not lower than the lowest Valuation or higher than the highest Valuation.  The Third Bank Valuation shall be deemed to be the PPQ of each of the Exchange Shares set forth in the Exchange Notice.

3.3 General Provisions.

3.3.1 A determination of the PPQ shall be final, binding and nonappealable, provided that it has been determined in accordance with this Agreement.

3.3.2 Each Party shall independently negotiate the terms for the retention of its chosen Bank, including fees and performance criteria and be responsible for the payment of all fees, costs and expenses incurred by it under this Article 3 (including fees and expenses of its appointed Bank).  The Parties will negotiate mutually agreeable terms for the retention of the Third Bank, including fees, performance criteria and other terms customary for engagements of this type and shall share equally the fees, costs and expenses of the Third Bank.

3.3.3 The Parties shall cause the Banks and the Third Bank, if any, to:  (i) comply with the valuation procedures set forth in this Agreement, including time limits for performance; (ii) have access to the same Materials and information (except that the Third Bank will not be present at the Banks’ Materials Discussion and the Banks will not be present at the Third Bank Materials Discussion); (iii) agree to keep confidential at all times their respective opinions and analysis from any other bank or Person, other than the Parties and the Company; and (iv) enter into a confidentiality agreement (containing customary carve-outs acceptable to the Parties) reasonably acceptable to the Parties requiring such party to keep confidential and not share or disclose, or solicit, any information or analysis with or from each other, the Parties, any other equity holder of the Company, any subsidiary of the Company, any employee or Affiliate of any of the foregoing or any other Person with respect to any matter described in Section 3.2, except as expressly provided hereunder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF GLOBO

4.1 Representations and Warranties of Globo.

Globo represents and warrants to Exchangor as of the date hereof and as of the Exchange Closing Date (except to the extent any representation or warranty is made as of a specified date, in which case such representation or warranty shall be made as of such date) as follows:

4.1.1 Ownership of Exchange Shares

.  As of the date of the Exercise Notice, the Relevant Holder(s) shall have record and beneficial ownership of the Exchange Shares, which, except for Liens set forth in the Exchange Notice that will be removed as of the Exchange Closing, shall be free and clear of all Liens other than Permitted Liens.  As of the Exchange Closing Date, the Relevant Holder(s) shall have record and beneficial ownership of the Exchange Shares free and clear of all Liens other than Permitted Liens.  Upon the execution of the amended Articles of Association of the Company contemplated by Section 7.3.1, subject to the subsequent filing thereof with the Junta Comercial do Estado de São Paulo within 30 days, the Exchangor and/or the Exchangor Designee, as applicable, will receive good, valid and marketable title to the Exchange Shares, free and clear of all Liens other than Permitted Liens or Liens created by Exchangor or any of its Affiliates.

4.1.2 Authorization, Etc.  Globo has full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Registration Rights Agreement, the performance of Globo’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Globo.  Globo has duly executed and delivered this Agreement and on the Exchange Closing Date will have duly executed and delivered the Registration Rights Agreement.  This Agreement constitutes, and the Registration Rights Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of Globo, enforceable against Globo in accordance with their respective terms.

4.1.3 No Conflicts, Etc.

4.1.3.1 The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Globo and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Globo under, (i) any provision of any of the Organizational Documents of Globo or (ii) any agreement or instrument to which Globo is a party or by which its  properties or assets may be bound, except, in the case of this clause (ii), for violations, breaches and defaults that, individually and in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Globo’s right or ability to consummate the Transaction or perform its obligations under the Registration Rights Agreement.

4.1.3.2 Except as set forth on Schedule 4.1.3.2 (which such schedule may be updated by Globo with respect to Governmental Approvals only in the event of a relevant change in applicable Law (or interpretation thereof by a Governmental Authority)), no Consent is required to be obtained or made by Globo in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby, except for Consents the failure of which to be made or obtained, individually and in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Globo’s right or ability to consummate the Transaction or perform its obligations under the Registration Rights Agreement.

4.1.4 Investment Purposes.  As of the Exchange Closing Date, (i) each Relevant Holder that is acquiring Exchangor Stock is acquiring such Exchangor Stock for investment purposes only, for such Relevant Holder’s own account and not with a view to the distribution or resale thereof and (ii) neither Globo nor the applicable Relevant Holder(s) shall offer to sell or otherwise dispose of such shares in violation of the registration requirements of the Securities Act.  Globo acknowledges that the share certificates representing the Exchangor Stock delivered to Globo or the applicable Relevant Holder(s) under this Agreement shall have the following legend printed on them:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE.  SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (2) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF EXCHANGOR

5.1 Representations and Warranties of the Exchangor.  Exchangor represents and warrants to Globo as of the date hereof and as of the Exchange Closing Date (except to the extent any representation or warranty is made as of a specified date, in which case such representation or warranty shall be made as of such date) as follows:

5.1.1 ADSs

.  If the Exchange Consideration includes Exchangor Stock that are ADSs, such ADSs will be issued by the Depositary under the terms of the applicable Deposit Agreement, as supplemented by the corresponding Restricted Securities Letter Agreement.  The News Shares underlying the ADSs to be issued pursuant to this Agreement will, on and from their date of allotment and issue, rank pari passu in all respects with all existing News Shares on issue at that date (including as to dividends).  All of the News Shares underlying the ADSs to be issued pursuant to this Agreement are duly authorized and, when deposited at the Exchange Closing with the Custodian in accordance with the terms of the Deposit Agreement, as supplemented by the Restricted Securities Letter Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens (other than any Liens created by Globo or any of its Affiliates or Permitted Liens), and will not have been issued in violation of any preemptive right.  Upon issuance by the Depositary of ADRs evidencing the ADSs upon the deposit of the News Shares in accordance with the terms of the Deposit Agreement, as supplemented by the Restricted Securities Letter Agreement, such ADRs evidencing ADSs will be duly and validly issued and the Persons in whose names such ADRs evidencing ADSs are to be registered as contemplated by this Agreement will be entitled to the rights of registered holders of ADRs evidencing ADSs specified in the Deposit Agreement, as supplemented by the Restricted Securities Letter Agreement, and in the ADRs evidencing such ADSs, free and clear of all Liens (other than any created by such Persons and except for Permitted Liens).  The Deposit Agreement has been duly and validly authorized by all necessary corporate action of News, has been duly and validly executed and delivered by News, and constitutes the legal, valid and binding obligation of News, enforceable against News in accordance with its terms.  The Restricted Securities Letter Agreement, when executed and delivered on or prior to the Exchange Closing, will be duly and validly authorized by all necessary corporate action of News, duly and validly executed and delivered by News, and, assuming the due authorization, execution and delivery thereof by the Depositary, constitutes the legal, valid and binding obligation of News, enforceable against News in accordance with its terms.  As of (but subject to) the Exchange Closing, News will have:  (a) issued and allotted the News Shares underlying the ADSs issued pursuant to this Agreement, if any, to the Custodian and made such entries in the register of members of Exchangor as are required by The Corporations Act (Commonwealth of Australia), 2001 to record the Custodian as a member of News in respect of such News Shares; (b) delivered to and deposited such News Shares with the Custodian or otherwise, as the Custodian directs, in accordance with the Deposit Agreement, as supplemented by the Restricted Securities Letter Agreement, in which case News will provide to the Custodian such evidence as the Custodian reasonably and customarily requires to evidence that the Custodian is the registered holder of the News Shares underlying such ADSs; and (c) received authorization for the listing of such ADSs on the New York Stock Exchange, subject to official notice of issuance, of all ADSs to be issued by the Depositary as Exchange Consideration.  As of (but subject to) the Exchange Closing, News will have applied for quotation on the Australian Stock Exchange of the News Shares underlying such ADSs in accordance with the requirements of the listing rules and business rules of the Australian Stock Exchange, and such application will be approved within ten (10) local business days after issuance of such News Shares.

5.1.2 Other Exchangor Stock

.  In the event the Exchange Consideration includes Exchangor Stock other than ADSs, at the Exchange Closing, such securities will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens (other than any Liens created by Globo or any of its Affiliates and Permitted Liens), and will not have been issued in violation of any preemptive right.  In the case of News Stock other than ADSs, News shall have made such entries in the register of members of News as are required by The Corporations Act (Commonwealth of Australia), 2001 to record each applicable Relevant Holder as a member of News in respect of such News Shares.  In the case of News Stock other than ADSs, News shall have applied for quotation on the Australian Stock Exchange of the News Shares in accordance with the requirements of the listing rules and business rules of the Australian Stock Exchange, and such application will be approved within ten (10) local business days after issuance of such News Shares.

5.1.3 Authorization, Etc.  Exchangor has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Restricted Securities Letter Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, the Registration Rights Agreement and the Restricted Securities Letter Agreement, the performance of Exchangor’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Exchangor.  Exchangor has duly executed and delivered this Agreement, and on the Exchange Closing Date will have duly executed and delivered the Registration Rights Agreement and Restricted Securities Letter Agreement.  This Agreement constitutes, and the Registration Rights Agreement and Restricted Securities Letter Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of Exchangor, enforceable against Exchangor in accordance with their respective terms.

5.1.4 No Conflicts, Etc.

5.1.4.1 The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Restricted Securities Letter Agreement by Exchangor and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Exchangor or Exchangor Designee under, (i) any provision of any of the Organizational Documents of Exchangor or Exchangor Designee or (ii) any agreement or instrument to which Exchangor or Exchangor Designee is a party or by which its properties or assets may be bound, except, in the case of this clause (ii), for violations, breaches and defaults that, individually and in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Exchangor’s or Exchangor Designee’s right or ability to consummate the Transaction or perform its obligations under the Registration Rights Agreement.

5.1.4.2 Except as set forth on Schedule 5.1.4.2 (which such schedule may be updated by Exchangor with respect to Governmental Approvals only in the event of a relevant change in applicable Law (or interpretation thereof by a Governmental Authority)), no Consent is required to be obtained or made by Exchangor or Exchangor Designee in connection with the execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Restricted Securities Letter Agreement or the consummation of the transactions contemplated hereby or thereby, except for Consents the failure of which to be made or obtained, individually and in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the right or ability of Exchangor or Exchangor Designee to consummate the Transaction or perform its obligations under the Registration Rights Agreement.

5.1.4.3 Except as set forth on Schedule 5.1.4.3, Exchangor has not granted to any other holder or prospective holder of securities of the Exchangor registration rights with respect to such securities that would restrict in any way the registration rights granted to the Relevant Holders under the Registration Rights Agreement or the right or ability of the Exchangor to fully perform its obligations under the Registration Rights Agreement.

5.1.5 Investment Purposes

.  As of the Exchange Closing Date, the Exchangor and/or the Exchangor Designee, as applicable, are acquiring the Exchange Shares for investment purposes, for such Person’s own account and not with a view to the distribution or resale thereof and such Person shall not offer to sell or otherwise dispose of such shares in violation of the registration requirements of the Securities Act.

ARTICLE 6

CERTAIN COVENANTS

6.1 Registration Rights Agreement

.

6.1.1           Registration.  Exchangor shall, and shall cause its respective Affiliates to:

(a)           perform their respective obligations under the Registration Rights Agreement; and

(b)           within 270 days from the later of the Exchange Closing Date or the date of the Exchangor’s receipt of notice (the “Registration Rights Notice”) of exercise of the demand rights provided in the Registration Rights Agreement (the “Registration Period”), cause a Registration Statement (as defined in the Registration Rights Agreement) to become effective in accordance with the terms of the Registration Rights Agreement with respect to all of the Registrable Securities (as defined in the Registration Rights Agreement) that are the subject of the Registration Rights Notice; provided that Exchangor hereby agrees that Globo may give irrevocable notice to Exchangor of its or its Affiliates’ exercise or planned exercise of demand registration rights beginning 90 days before the date that Exchangor and Globo reasonably agree is a likely date for the Exchange Closing Date, which notice shall not in any event result in the Registration Period commencing prior to the Exchange Closing Date.

6.1.2           Put Right.  (a) If a Registration Statement is not declared effective with respect to all of the Registrable Securities included in the Registration Rights Notice by the expiration of the Registration Period for any reason (including due to the failure to file the Registration Statement with the Securities and Exchange Commission), each participating Holder (as defined in the Registration Rights Agreement) shall have the irrevocable right (the “Put Right”), exercisable by written notice (the “Put Notice”) to the Exchangor (except as otherwise provided in the last sentence of this Section 6.1.2(a)), to require the Exchangor to promptly purchase all or, if designated in the Put Notice, a specified portion of the Registrable Securities included in the Registration Rights Notice (which includes, in the event that a Registration Statement is declared effective with respect to less than all of the Registrable Securities included in the Registration Rights Notice, the portion of such Registrable Securities not covered by the Registration Statement) from such Holder or Holders at a price per share equal to the Weighted Average Price of such Registrable Securities as of the Exchange Closing Date pursuant to which such Holder or Holders received such Registrable Securities; provided that, on or prior to such date, the applicable Holder or Holders shall have given notice to the Exchangor of such Holder’s or Holders’ intention to exercise its registration rights with respect to such Registrable Securities, and provided further that the Put Right may only be exercised once by each Holder with respect to any proposed Registration Statement.  Notwithstanding anything to the contrary in this Agreement, if the Holder(s) have for any reason failed to deliver a Put Notice with respect to a Put Right within 10 Business Days after the applicable Registration Rights Period, such Put Right shall be deemed exercised by the Holder(s) with respect to all of the Registrable Securities to which such Put Right applies, and Exchangor shall promptly purchase all such Registrable Securities in accordance with this Section 6.1.2(a).

(b)           Payments made by the Exchangor in connection with the exercise of the Put Right shall be made in immediately available funds in U.S. Dollars to an account designated by the applicable Holder in writing to Exchangor and shall be made without any deduction, withholding or set-off, provided that, if the applicable Holder so designates a non-U.S. account, then such Holder shall be solely responsible for (x) all Taxes and banking fees and charges of Exchangor in connection therewith to the extent such Taxes or banking fees and charges would not have been imposed on Exchangor if a U.S. bank account had been designated and (y) in the case of any Taxes, banking fees and charges that would have been imposed on Exchangor if a U.S. bank account had been designated, any increase thereof as a result of the designation of a non-U.S. account.

6.2 Depositary Charges.  Each of News, on the one hand, and the applicable Relevant Holder(s), on the other hand, shall pay, with respect to any ADSs that constitute Exchangor Stock (or in connection with the registration of any other Exchangor Stock as ADSs pursuant to the Registration Rights Agreement), fifty percent (50%) of all charges and fees applicable under the Depositary Agreement to holders of such ADSs in connection with the (i) issuance of ADRs representing such ADSs or (ii) if necessary to transfer such ADSs or otherwise to receive any stock of News Parent in exchange for such ADSs in connection with any reorganization contemplated by the definition of “News Parent” herein, the surrender of such ADRs (which for avoidance of doubt shall not limit any agreement by News or News Parent to pay all such fees in connection with any such exchange under the terms thereof).

6.3 Delivery of Registration Rights Agreement.  If the Exchange Consideration includes, in whole or in part, Exchangor Stock, each of Exchangor and Globo shall execute and deliver to the other Party, at the Exchange Closing, the Registration Rights Agreement.

6.4 Quotaholders Agreement/Further Assurances.  Each of the Exchangor and/or the Exchangor Designee, as applicable, shall, upon Closing, become a party to the Second Amended and Restated Quotaholders Agreement, dated as of the date hereof, of the Company (as amended, restated or supplemented from time to time), and if required under the terms of such agreement Globo shall consent to the Exchangor and/or the Exchangor Designee, as applicable, becoming a party to such agreement, with respect to the Exchange Shares in accordance with the terms of such agreement.  Each Party shall execute and deliver or cause to be executed and delivered such additional instruments, documents, conveyances or assurances (including any certificate of such Party contemplated by Section 7.3.2 or Section 7.4.2 (if the contents of such certificate are true and correct)) and take or cause to be taken such other actions as shall be necessary, or otherwise reasonably be requested by any other Party (including using commercially reasonable efforts to obtain all necessary Consents), to confirm and assure the rights and obligations provided for in this Agreement or render effective as promptly as practicable the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.  Each Party shall furnish to the other Parties such reasonable assistance as such other Party may reasonably request in connection with the foregoing.

6.5 ANATEL Approval.  If receipt of ANATEL Approval is a condition to closing (as provided in Section 7.2.3), in addition to the applicable provisions of Section 8.3 of the Participation Agreement, the parties shall use commercially reasonable efforts to cause requests for such approval to be filed within 10 Business Days of the delivery of an Exchange Notice, or if in the case of either such approval such request may not be made without including a definitive value for the Transaction, then with respect to such approval, within 5 Business Days of the determination of the applicable PPQ.

ARTICLE 7

CLOSING

7.1 Closing

.  Each closing of the Exchange Rights contemplated by this Agreement (the “Exchange Closing”) shall take place at 10:00 a.m., New York City time, at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, on the second Business Day following the date on which all conditions precedent set forth in this Article 7 with respect to such Exchange Rights have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Exchange Closing, but subject to the satisfaction or waiver of such conditions), or at such other place or time or on such other date as the Parties may agree in writing.  The date on which an Exchange Closing actually occurs is referred to in this Agreement as the “Exchange Closing Date”.  An Exchange Closing shall be deemed to occur and be effective as of the close of business on the applicable Exchange Closing Date.

7.2 Conditions Precedent to each Party’s Obligations

.  The obligations of each Party to consummate the closing of the transactions contemplated hereby in connection with the exercise of an Exchange Right (a “Transaction”) are subject to the satisfaction on or prior to the Exchange Closing Date of the following conditions:

7.2.1 No Injunctions or Restraints.

  No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) preventing the consummation of the Transaction, or (ii) threatening material adverse action against the Party if the Transaction is consummated (each Party agreeing to use its commercially reasonable efforts to have any such order, injunction or threat lifted or withdrawn).

7.2.2 No Action.  No action shall have been taken nor any statute, rule or regulation shall have been enacted by any Governmental Authority after the date hereof that makes the consummation of the Transaction illegal.

7.2.3 Governmental Approvals.  All Governmental Approvals set forth in Schedule 4.1.3.2 and Schedule 5.1.4.2, in each case if applicable to such Transaction as provided in such schedules, shall have been obtained or, in the case of the Central Bank of Brazil approval referred to in Schedule 4.1.3.2 and Schedule 5.1.4.2, the Relevant Holder provides evidence reasonably satisfactory to the Exchangor either that such approval is no longer required or that the Central Bank of Brazil has given informal guidance that it will be willing to grant such approval within a reasonable period of time following the Closing.

7.2.4 Final Value.  The USD Final Value of the Exchange Shares shall have been determined in accordance with Article 3 or otherwise agreed in writing between Globo and the Exchangor.

7.3 Conditions Precedent to the Obligations of the Exchangor

.  The obligations of the Exchangor under this Agreement to consummate the Transaction will be subject to, in addition to the conditions set forth in Section 7.2, the delivery by Globo or a Relevant Holder to Exchangor at or prior to the Exchange Closing of the following documents and, in the case of Section 7.3.1, the satisfaction on or prior to the Exchange Closing Date of the condition set forth therein, any one or more of which may be waived at the option of the Exchangor:

7.3.1 Amendment of Articles of Association of the Company.  Each applicable Relevant Holder shall have proposed to the quotaholders of the Company and duly approved (except to the extent such Relevant Holder was not afforded the right to so duly approve because of an action or failure to take action by a Company equityholder other than a Relevant Holder) the amendment of the Articles of Association (whether by quotaholders meeting or other authorized action) of the Company, effective as of the Exchange Closing Date, to reflect the transfer of the Exchange Shares from the applicable Relevant Holder to the Exchangor and/or the Exchangor Designee, as applicable.

7.3.2 Exchange Closing Certificate.  A certificate, dated the Exchange Closing Date, executed by a duly authorized signatory of Globo, certifying that (i) all representations and warranties of Globo made in this Agreement are true and correct in all material respects as of the Exchange Closing Date except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date; and (ii) all of the terms, covenants and conditions required by this Agreement to be complied with or performed by Globo on or prior to the Exchange Closing Date shall have been complied with or performed in all material respects.

7.3.3 Registration Rights Agreement.  The Registration Rights Agreement executed by Exchangor if the Exchange Consideration consists, in whole or in part, of Exchangor Stock.

7.4 Conditions Precedent to the Obligations of Globo or Any Relevant Holder

.  The obligations of Globo or any Relevant Holder under this Agreement to consummate the Transaction will be subject to, in addition to the conditions set forth in Section 7.2, the delivery by the Exchangor to Globo at or prior to the Exchange Closing of the following documents, any one or more of which may be waived at the option of Globo:

7.4.1 Exchange Consideration.  Evidence of payment in Reais, in accordance with Section 2.6 of this Agreement, of the cash portion of the Exchange Consideration, if any, to the Brazilian bank account of Globo or a member of the Globo Group designated by Globo in a written notice to the Exchangor for such purpose; and such certificates representing any Exchangor Stock constituting Exchange Consideration, registered in the applicable Relevant Holder’s name and representing such shares of Exchangor Stock and such other instruments or documents as may be necessary or appropriate to reflect the issuance of such Exchangor Stock to such Relevant Holder in accordance with this Agreement (including if the Exchangor Stock includes ADRs, the ADRs duly issued, dated and executed by the Depositary in accordance with the terms of the Deposit Agreement, as supplemented by the Restricted Securities Letter Agreement).

7.4.2 Exchange Closing Certificate.  A certificate, dated the Exchange Closing Date, executed by a duly authorized signatory of the Exchangor, certifying that (i) all representations and warranties of the Exchangor made in this Agreement are true and correct in all material respects as of the Exchange Closing Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date; and (ii) all of the terms, covenants and conditions required by this Agreement to be complied with or performed by the Exchangor on or prior to the Exchange Closing Date shall have been complied with or performed in all material respects.

7.4.3 Registration Rights Agreement.  The Registration Rights Agreement executed by Globo if the Exchange Consideration consists, in whole or in part, of Exchangor Stock.

ARTICLE 8

MISCELLANEOUS

8.1 Terms Generally.  The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including the Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears.  All references herein to Annexes, Articles, Sections and Schedules shall be deemed references to Articles and Sections of and Annexes and Schedules to, this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The definitions given for terms in this Article 8 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America.

8.2 Expenses.  Except as specifically provided for in this Agreement, the Parties shall bear their respective expenses, costs and fees (including attorneys’ fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

8.3 Notices.  All notices and other communications required or permitted by this Agreement shall be made in writing, and any such notice or communication shall be delivered in person, transmitted by telex or telecopier, mailed, certified or registered mail, return receipt requested, with postage prepaid, or sent by courier service and shall be deemed given when so received if delivered personally or by telex or telecopy (provided that a copy is also sent by certified or registered mail or by internationally recognized courier service), or if mailed, seven calendar days after the date of mailing (three calendar days in the case of an internationally recognized courier service), as follows:

Globo:

Globo Comunicações e Participações S.A.

Avenida de Afranio de Melo Franco, 135

Rio de Janeiro, 22430 – 060

Brasil

Attn:  Mr. Jorge Nobrega and Mrs. Rossana Fontenele

Tel:  +55-21-2540-4491

Fax:  +55-21-2512-5046

with a copy to:

TV Globo Ltda.

Rua Marques de São Vicente, 30

Rio de Janeiro, 22451-040

Brasil

Attn:  Ms. Simone Lahorgue Nunes

Tel:  +55-21-2540-1057

Fax:  +55-21-2540-1086

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY  10022

U.S.A.

Attn:  Mr. Michael J. Gillespie

Tel:  +1-212-909-6463

Fax:  +1-212-909-6836

News:

The News Corporation Limited

1211 Avenue of the Americas

New York, NY  10036

U.S.A.

Attn:  Mr. Lawrence A. Jacobs

Tel:  +1-212-852-7720

Fax:  +1-212-852-7896

with a copy to:

Hogan & Hartson L.L.P.

875 Third Avenue

New York, NY  10022

U.S.A.

Attn:  Mr. Ira S. Sheinfeld

Tel:  +1-212-918-8212

Fax:  +1-212-918-3100

DIRECTV:

The DIRECTV Group, Inc.

2250 East Imperial Highway

El Segundo, CA  90245

U.S.A.

Attn: General Counsel

Tel:  +1-310-964-0808

with a copy to:

DIRECTV Latin America, LLC

1211 Avenue of the Americas

New York, NY  10036

U.S.A.

Attn: General Counsel

Tel: +1-212-462-5036

Fax: +1-212-462-5060

8.4 Survival Period.  Each of the representations and warranties set forth in Articles 4 and 5 shall survive for a period ending on the first anniversary of the applicable Exchange Closing Date.  No Party shall have any liability under this Agreement for any breach of any such representations and warranties unless Globo has delivered an Exchange Notice.

8.5 Governing Law; Jurisdiction, Process, Etc.

8.5.1 This Agreement will be governed by and construed in accordance with the laws of the State of New York, United States of America (regardless of the laws that might otherwise govern under applicable principles of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

8.5.2 Each of the Parties irrevocably consents and agrees that any legal action, suit or proceeding commenced to enforce any right under this Agreement shall be commenced only in the courts of the State of New York, County of New York, or of the U.S. District Court for the Southern District of New York.  Each of the Parties hereto irrevocably submits to the jurisdiction of those courts and waives, to the fullest extent permitted by law, the right to commence any such action in any other court or venue and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such courts, and any claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding on such Party.

8.5.3 News hereby irrevocably designates News America Incorporated, with an office at 1211 Avenue of the Americas, New York, New York 10036, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any legal action or proceedings solely with respect to this Agreement, and such service will be deemed complete upon delivery thereof to News America Incorporated, provided that in the case of any such service upon News America Incorporated the Party effecting such service has also delivered a copy thereof to News by facsimile and internationally recognized courier service in accordance with Section 8.3.

8.5.4 News (if News America Incorporated is dissolved) hereby irrevocably designates Corporation Service Company (or, upon notice to the other Party hereto, any other agent) as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction and in any legal action or proceedings, solely with respect to the matters set forth in Section 8.5.3, and such service will be deemed complete upon delivery thereof to such process agent, provided that in the case of any such service upon the process agent the Party effecting such service has also delivered a copy thereof to News by facsimile and internationally recognized courier service in accordance with Section 8.3.  News will take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that News will at all times have an agent for service of process for the above purposes in New York, New York.  In the event of the transfer of all or substantially all of the assets and business of the process agent (whether Corporation Service Company or otherwise) to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation will be substituted hereunder for the process agent with the same effect as if named herein in place of Corporation Service Company or such other agent.  Nothing herein will affect the right of any Party to serve process in any other manner permitted by applicable law, provided that no service shall be deemed complete unless a copy of such service is also delivered to News by facsimile and internationally recognized courier service in accordance with Section 8.3.  Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

8.5.5 Globo hereby irrevocably designates Corporation Service Company, with an office at 1133 Avenue of the Americas, Suite 3100, New York, New York  10036, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any legal action or proceedings solely with respect to the enforcement of any right under this Agreement, and such service will be deemed complete upon delivery thereof to Corporation Service Company, provided that in the case of any such service upon Corporation Service Company, the Party effecting such service will also deliver a copy thereof to Globo by facsimile and internationally recognized courier service in accordance with Section 8.3.  Globo will take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that Globo will at all times have an agent for service of process for the above purposes in New York, New York.  In the event of the transfer of all or substantially all of the assets and business of the process agent (whether Corporation Service Company or otherwise) to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation will be substituted hereunder for the process agent with the same effect as if named herein in place of Corporation Service Company or such other agent.  Nothing herein will affect the right of any Party to serve process in any other manner permitted by applicable law, provided that no service shall be deemed complete unless a copy of any such service is also delivered to Globo by facsimile and internationally recognized courier service in accordance with Section 8.3.  Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

8.5.6 Each Party hereto acknowledges and agrees that the other Parties would be irreparably damaged in the event that the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties agrees that money damages would not be a sufficient remedy for the other Parties hereto for any such non-performance or breach by it, and that in addition to all other remedies the other Parties hereto may have, they shall be entitled to specific performance and to injunctive or other equitable relief as a remedy for any such non-performance or breach.  Each Party hereto agrees not to oppose the granting of such relief in the event a court determines that such a nonperformance or breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

8.6 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

8.7 Assignment.  This Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of the other Parties, and any purported assignment or other transfer without such consent shall be void and unenforceable, provided that Globo shall have the right to assign all or any part of its rights and obligations hereunder to any member of the Globo Group and to pledge all or part of its rights under this Agreement in connection with a Globo Monetization or other pledge permitted by the applicable quotaholders agreement of the Company and provided further that News shall have the right to assign to News Parent its rights and obligations hereunder, and to be released therefrom, subject to and in accordance with Section 10.7(d) of the Participation Agreement.

8.8 No Third Party Beneficiaries.  Except as expressly provided in this Agreement with respect to Relevant Holders, nothing in this Agreement shall confer any rights upon any person or entity other than the Parties and their respective heirs, successors and permitted assigns.

8.9 Amendment; Waivers, etc.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

8.10 Remedies.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any Party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

8.11 Entire Agreement.  This Agreement, the other Transaction Agreements and the Existing Confidentiality Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between or among the Parties with respect to the subject matter hereof.

8.12 Severability.  Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, illegality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

8.13 Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

8.14 Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

8.15 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties have each caused this Exchange Rights Agreement to be duly executed and delivered on its behalf, as of the date first written above.

GLOBO COMUNICAÇÕES E PARTICIPAÇÕES S.A.

By:
Name:
Title:

By:
Name:
Title:

THE NEWS CORPORATION LIMITED

By:
Name:
Title:

THE DIRECTV GROUP, INC.

By:
Name:
Title: